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                                   N O T I C E
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TO:  Directors  and  Executive  Officers  of  Peoples  Federal  Savings  &  Loan
     Association of Sidney

SUBJECT: Notice of Trading Restriction due to 401(k) Blackout

DATE: May 18, 2004


Pursuant to Section 306(a)(1) of the Sarbanes-Oxley Act of 2002, this Notice is to inform you that there will be a blackout period, in which you may neither buy nor sell Peoples-Sidney Financial Corporation stock (PSFC).

The blackout period is due to a change in the investment choices available to participants in the Peoples Federal Savings & Loan Association of Sidney 401(k) Retirement Plan. During the blackout period, participants of the Peoples of Federal Savings & Loan Association of Sidney 401(k) Retirement Plan may not make investment changes nor receive loans or distributions from the Plan.

The blackout period is expected to begin on July 1, 2004 and end on July 14, 2004.

You may obtain information, at no cost, before, during and after the blackout period by contacting:

                                    Rachel M. Brewer
                                    Employee Benefits Trust Officer
                                    Security National Bank & Trust Company
                                    40 South Limestone Street
                                    Springfield, OH  45502
                                    (937) 324-6915

The above person has been designated by Peoples Federal Savings and Loan Association of Sidney to answer questions regarding the blackout period.

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